EXHIBIT 10.3

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

JOINT AMENDMENT NO. 8 TO THE SERIES 2017-VF1 REPURCHASE AGREEMENT AND AMENDMENT NO. 2 TO THE PRICING SIDE LETTER

This Joint Amendment No. 8 to the Series 2017-VF1 Repurchase Agreement (as defined below) and Amendment No. 2 to the Pricing Side Letter (as defined below), is entered into as of June 27, 2023 (this “Amendment”), among ATLAS SECURITIZED PRODUCTS, L.P., as administrative agent (the “Administrative Agent”), NEXERA HOLDING LLC, as a buyer (“Nexera”), CITIBANK, N.A., as a buyer (“Citibank” and together with Nexera, the “Buyers”), PENNYMAC CORP., as seller (“PMC” or the “Seller”), and PENNYMAC MORTGAGE INVESTMENT TRUST, as guarantor (the “VFN Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Buyers and the Seller are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 29, 2018 (as amended by Amendment No. 1, dated as of August 4, 2020, Amendment No. 2, dated as of August 9, 2021, Amendment No. 3, dated as of January 3, 2022, Amendment No. 4, dated as of March 30, 2022, Amendment No. 5, dated as of June 30, 2022, Amendment No. 6, dated as of September 30, 2022, Amendment No. 7, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VF1 Repurchase Agreement”) and the related Fourth Amended and Restated Pricing Side Letter, dated as of December 29, 2022 (as amended by Amendment No. 1, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”);

WHEREAS, the Administrative Agent, the Buyers, the Seller and the VFN Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter be amended to reflect the certain agreed upon revisions to the terms of the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter;

WHEREAS, the VFN Guarantor is party to that certain Amended and Restated Guaranty, dated as of June 29, 2018 (as amended by Amendment No. 1, dated as of March 16, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “VFN Repo Guaranty”), by the VFN Guarantor in favor of Buyers;

WHEREAS, as a condition precedent to amending the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter, Buyers have required the VFN Guarantor to ratify and affirm the VFN Repo Guaranty on the date hereof;

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WHEREAS, PMT Issuer Trust – FMSR, as issuer (the “Issuer”), Citibank, as indenture trustee, calculation agent, paying agent and securities intermediary, PMC, as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), and the Administrative Agent are parties to that certain Indenture, dated as of December 20, 2017 (as amended by Amendment No. 1, dated as of April 25, 2018, Amendment No. 2, dated as of July 31, 2020, Amendment No. 3, dated as of October 20, 2020, Amendment No. 4, dated as of March 30, 2021, Amendment No. 5, dated as of June 28, 2022, Amendment No. 6, dated as of May 25, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), the provisions of which are incorporated, as modified by that certain Series 2017-VF1 Indenture Supplement, dated as of December 20, 2017 (as amended by Amendment No. 1, dated as of June 29, 2018, Amendment No. 2, dated as of August 4, 2020, Amendment No. 3, dated as of August 9, 2021, Amendment No. 4, dated as of February 8, 2022, Amendment No. 5, dated as of June 27, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-VF1 Indenture Supplement,” and together with the Base Indenture, the “Indenture”), among the Issuer, Citibank, the Servicer, the Administrator and the Administrative Agent;

WHEREAS, pursuant to Section 10.3(e)(iii) of the Base Indenture, so long as any Note is Outstanding and until all obligations have been paid in full, PMC shall not consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent; and

WHEREAS, the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter are Transaction Documents.

NOW THEREFORE, the Administrative Agent, the Buyers, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter are hereby amended as follows:

SECTION 1.
Amendments to the Series 2017-VF1 Repurchase Agreement.
(a)
Section 1.01 of the Series 2017-VF1 Repurchase Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Advance Verification Agent Report” has the meaning assigned to such term in the Base Indenture.

“Capital Event” shall occur if Citi Buyer shall have determined that the adoption of or any change in Citi Buyer’s internal policies regarding capital adequacy, or in the interpretation or application thereof, or compliance by Citi Buyer with any internal directive regarding capital adequacy made subsequent to June 27, 2023, shall have the effect of reducing the rate of return on Citi Buyer’s capital as a consequence of its obligations hereunder to a level below that which Citi Buyer could have achieved but for such adoption, change or compliance in Citi Buyer’s capital adequacy policies by an amount deemed by Citi Buyer to be material.

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“Capital Event Amortization Period” means, the three hundred sixty-five (365) day period that commences on and follows a Capital Event Notice Date.

“Capital Event Notice Date” means the date on which Citi Buyer provides written notice to Seller and Administrative Agent of the occurrence of a Capital Event.

“Citi Amortization Period” shall mean a Rating Trigger Event Amortization Period or a Capital Event Amortization Period, individually or collectively as the context may require.

“Citi Buyer” means Citibank, N.A., as a buyer under this Agreement.

“Note Rating Agency” has the meaning assigned to such term in the Base Indenture.

“Rating Trigger Event” means any occurrence which results in the failure of the Note to maintain an investment grade rating by a Note Rating Agency.

“Rating Trigger Event Amortization Period” means, the three hundred sixty-five (365) day period that commences on and follows the date on which any Rating Trigger Event occurs.

(b)
Section 1.01 of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting the definition of “Required Buyers” in its entirety and replacing it with the following:

“Required Buyers” means, at any time (a) Buyers (other than Defaulting Buyers) owning an aggregate of greater than sixty-six and two-thirds percent (66 2/3%) of the Obligations outstanding at such time (excluding the portion of the Obligations owed to a Defaulting Buyer), or (b) at any time there are no Obligations outstanding, “Required Buyers” shall mean the Buyers (other than Defaulting Buyers) holding an aggregate Pro Rata Share of greater than sixty-six and two-thirds percent (66 2/3%) of Committed Amounts (excluding the Committed Amounts of any Defaulting Buyers); provided that notwithstanding anything contained herein to the contrary during a Citi Amortization Period, the Buyers’ Committed Amounts for purposes of calculating the Required Buyers shall be such Buyers’ Committed Amounts as of the commencement of such Citi Amortization Period.

(c)
Section 2.01 of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Transactions. Subject to the terms and conditions hereof, Buyers severally, not jointly, agree to enter into Transactions with Seller for a Purchase Price outstanding at any one time not to exceed the Aggregate Committed Amount; however, the Buyers may agree from time to time to enter into Transactions with Seller for a Purchase Price outstanding in excess of the Aggregate Committed Amount but not to exceed the Maximum Purchase Price. No Buyer shall have any commitment or obligation to enter into a Transaction in connection with the Note to the extent (i) the outstanding Purchase Price related to such Buyer after giving effect to such Transaction exceeds the related Committed Amount for such Buyer or (ii) if the Transaction is requested on or after the Amortization Date. During

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the term of this Agreement, Seller may request Transactions, Seller may pay the Repurchase Price in whole or in part at any time during such period without penalty, and additional Transactions may be entered into in accordance with the terms and conditions hereof. Buyers’ obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date. All Transactions, whether for the Committed Amount or on an uncommitted basis up to the Maximum Purchase Price, shall be effected by Buyers simultaneously and proportionately to their respective Pro Rata Shares, it being understood that (i) an uncommitted Transaction shall not be entered unless both Buyers agree to proportionately fund such Transaction; and (ii) no Buyer shall be responsible for any default by any other Buyer in such other Buyer’s obligation to enter into a Transaction nor shall any Pro Rata Share of any Buyer be increased or decreased as a result of a default by any other buyer in such other Buyer’s obligation to enter into a Transaction hereunder, except to the extent agreed to by the non-Defaulting Buyer pursuant to Section 2.02(b). Following the commencement of the Citi Amortization Period, uncommitted Transactions may be effected by Buyers disproportionately without reference to the related Commitment Share.

(d)
Section 2.02(b) of the Series 2017-VF1 Repurchase Agreement is hereby amended by adding the following paragraph as a new paragraph at the end of such Section:

Any Buyer previously designated as a Defaulting Buyer shall no longer be deemed a Defaulting Buyer once each Buyer’s proportionate share of the outstanding Purchase Price constituting Committed Amounts with respect to the aggregate outstanding Purchase Price constituting Committed Amounts is equal to its respective Commitment Share. For the avoidance of doubt, no Buyer shall be designated as a Defaulting Buyer based on such Buyer’s failure to enter into Transactions with Seller during a Citi Amortization Period.

(e)
Section 5.02 of the Series 2017-VF1 Repurchase Agreement is hereby amended by adding each of the following two paragraphs as new subsections at the end of such Section:

Rating Trigger Event. No Rating Trigger Event has occurred.

Capital Event. Citi Buyer has not provided written notice to Seller and Administrative Agent of the occurrence of a Capital Event.

(f)
Section 6.03 of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting the parenthetical contained in the penultimate sentence of such Section and replacing it with the following:

(including the Advance Verification Agent Report, as delivered on a quarterly or other periodic basis, and all other reports and information delivered by the Issuer, the Administrator or the Indenture Trustee relating to the Note)

(g)
Section 6.24(c) of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting the parenthetical contained in such Section and replacing it with the following:

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(including the Advance Verification Agent Report, as delivered on a quarterly or other periodic basis, and all other reports and information delivered by the Issuer, the Administrator or the Indenture Trustee relating to the Note)

(h)
Section 6.27 of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Hedging. On each date on which the Officer’s Compliance Certificate is delivered, Seller shall provide to the Administrative Agent and each Buyer, a report comparing the change in mark to market of hedging contracts to the change in mark to market of MSRs across the Seller’s entire portfolio for the prior calendar month.

(i)
Section 7.01 of the Series 2017-VF1 Repurchase Agreement is hereby amended by adding each of the following two paragraphs as new subsections at the end of such Section:

Rating Trigger Event. To the extent a Rating Trigger Event has occurred and Seller fails to pay the Obligations outstanding on the date of such Rating Trigger Event in full on or before the conclusion of the Rating Trigger Event Amortization Period.

Capital Event. To the extent a Capital Event has occurred and Seller fails to pay the Obligations outstanding on the date of such Capital Event in full on or before the conclusion of the Capital Event Amortization Period.

(j)
Section 7.01(b) of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Cross Default. Seller or Affiliates thereof shall be in default under (i) any Program Agreement or any Other Financing Agreement; provided that any such default under the Indenture shall constitute an “Event of Default” only if it continues unremedied for a period of two (2) Business Days after a Responsible Officer of Seller obtains actual knowledge of such failure, or receives written notice from Administrative Agent of such default; (ii) any Indebtedness, in the aggregate, in excess of $1 million of Seller or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of $1 million to which Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

(k)
Section 7.03 of the Series 2017-VF1 Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Section 7.03 Due and Payable.

(a) Event of Default. Upon the occurrence of any Event of Default which has not been waived in writing by Administrative Agent, Administrative Agent may (or shall, at the direction of the Required Buyers), by notice to Seller, declare all Obligations to be immediately due and payable, and any obligation of Administrative Agent and Buyers to enter into Transactions with Seller shall thereupon immediately terminate. Upon such

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declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Administrative Agent and Buyers to enter into Transactions with Seller shall immediately terminate. Administrative Agent may (or shall at the direction of the Required Buyers) enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Administrative Agent and Buyers, whether under this Agreement or any other Program Agreement or afforded by applicable law.

(b) Rating Trigger Event. Upon the occurrence of a Rating Trigger Event, (i) the Obligations outstanding as of such date shall be immediately due and payable in full and Seller shall pay such amounts to the related Buyer on or before the conclusion of the Rating Trigger Event Amortization Period, and (ii) any obligations of any Buyer to enter into any Transactions with Seller shall thereupon immediately terminate. Upon the conclusion of the Rating Trigger Event Amortization Period, any outstanding Obligations as of such date owed to either Buyer shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding. Each Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by such buyer, whether under this Agreement or any other Program Agreement or afforded by applicable law.

(c) Capital Event. On a Capital Event Notice Date, (i) the Obligations outstanding as of such date shall be immediately due and payable in full and Seller shall pay such amounts to the related Buyer on or before the conclusion of the Capital Event Amortization Period, and (ii) any obligation of any Buyer to enter into any Transactions with Seller shall thereupon immediately terminate. Upon the conclusion of the Capital Event Amortization Period, any outstanding Obligations as of such date owed to either Buyer, shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding. Each Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by such Buyer, whether under this Agreement or any other Program Agreement or afforded by applicable law.

SECTION 2.
Amendments to the Pricing Side Letter.
(a)
Section 1 of the Pricing Side Letter is hereby amended by deleting the definitions of “Asset Value”, “Committed Amount”, “Margin”, “Maximum Purchase Price” and “Termination Date” in their entirety and replacing them with the following:

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“Asset Value” means, with respect to the Note and each Additional Balance, (i) the applicable Purchase Price Percentage multiplied by (ii) the lesser of (A) the Market Value of such Note or (B) the value of the Note as calculated pursuant to the terms of the Base Indenture; provided, however, in no event shall the Asset Value exceed the product of (i) 70% and (ii) the difference between (A) the Collateral Value (assuming the Stop-Loss Cap is $0) and (B) the aggregate Term Note Series Invested Amount.

“Committed Amount” means, with respect to each Buyer, the lesser of (a) Nexera’s “Committed Amount,” (b) Citibank’s “Citi Committed Amount,” or (c) such other Buyer’s “Committed Amount” (as such term is defined in the related Side Letter Agreement), in each case, as may be modified from time to time in accordance with the terms set forth in the applicable Side Letter Agreement. If a Buyer’s Committed Amount is modified (a “Commitment Modification”), each other Buyer’s Committed Amount shall be adjusted by a corresponding amount to maintain equal Pro Rata Shares between the Buyers at all times, and each Buyer’s Committed Amount shall subsequently adjust in equal Pro Rata Shares to the extent permitted under the terms of the applicable Side Letter Agreement; provided, however, that the aggregate Committed Amount for all Buyers shall not exceed $1,000,000,000 nor shall the individual Committed Amount for any Buyer exceed its Pro Rata Share of such amount at any time. For the avoidance of doubt, the provisions of Section 2.02(b) shall govern in the event that there is a Defaulting Buyer, subject to the terms provided under the Non-Defaulting Buyer’s Side Letter Agreement.

“Margin” means, with respect to the Note, (a) prior to the occurrence of an Event of Default, (i) [****]% per annum or (ii) upon the occurrence of an Additional Term Note Offering, the related “Margin” in effect for the Term Notes subject to such Additional Term Note Offering plus [****]%; provided, however, any Margin calculated pursuant to clause (a)(ii) hereof shall not be less than [****]% or greater than [****]%, and (b) following the occurrence of an Event of Default, an amount equal to (i) the Margin otherwise applicable to the Note, plus (ii) [****]% per annum

“Maximum Purchase Price” means, with respect to each Buyer the lesser of (a) Nexera’s “Maximum Purchase Price,” (b) Citibank’s “Citi Maximum Purchase Price,” or (c) such other Buyer’s “Maximum Purchase Price” (as such term is defined in the related Side Letter Agreement), in each case, as may be modified from time to time in accordance with the terms set forth in the applicable Side Letter Agreement. If a Buyer’s Maximum Purchase Price is modified (a “Maximum Purchase Price Modification”), each other Buyer’s Maximum Purchase Price shall be adjusted by a corresponding amount to maintain equal Pro Rata Shares between the Buyers at all times, and each Buyer’s Maximum Purchase Price shall subsequently adjust in equal Pro Rata Shares to the extent permitted under the terms of the applicable Side Letter Agreement; provided, however, that the aggregate Maximum Purchase Price for all Buyers shall not exceed $1,000,000,000 nor shall the individual Maximum Purchase Price for any Buyer exceed its Pro Rata Share of such amount at any time. For the avoidance of doubt, the provisions of Section 2.02(b) shall govern in the event that there is a Defaulting Buyer, subject to the terms provided under the Non-Defaulting Buyer’s Side Letter Agreement.

“Termination Date” means the earliest of (a) June 27, 2025; (b) the Obligations having become immediately due and payable pursuant to Section 7.03 of the Repurchase

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Agreement; (c) upon termination of the Indenture; and (d) at each Buyer’s or Seller’s option pursuant to Section 2.15 of the Repurchase Agreement.

(b)
Section 2(i)(c) of the Pricing Side Letter is hereby amended by deleting such section in its entirety and replacing it with the following:

Maintenance of Liquidity. Seller shall ensure that, as of the end of each calendar month, it has cash and Cash Equivalents other than Restricted Cash on a consolidated basis in an amount not less than $25,000,000.

(c)
Section 2(ii)(b) of the Pricing Side Letter is hereby amended by deleting such section in its entirety and replacing it with the following:

Indebtedness to Adjusted Tangible Net Worth Ratio. VFN Guarantor’s ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth shall not exceed 8.5:1.

(d)
Exhibit A of the Pricing Side Letter is hereby amended by deleting the text under the header “Indebtedness to Adjusted Tangible Net Worth Ratio” in its entirety and replacing it with the following:
(i)
PMC’s ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth has not exceeded 10:1 at any time.
(ii)
VFN Guarantor’s ratio of Indebtedness (on and off balance sheet and excluding (A) Non-Recourse Debt, including any securitization debt, and (B) any intercompany debt eliminated in consolidation) to Adjusted Tangible Net Worth has not exceeded 8.5:1 at any time.
(e)
Exhibit A of the Pricing Side Letter is hereby amended by deleting the text under the header “Maintenance of Liquidity” in its entirety and replacing it with the following:
(iii)
PMC has ensured that, as of the end of each calendar month, it has maintained cash and Cash Equivalents other than Restricted Cash on a consolidated basis in an amount not less than $25,000,000.
(iv)
VFN Guarantor has ensured that, as of the end of each calendar month, it has maintained cash and Cash Equivalents other than Restricted Cash on a consolidated basis in an amount not less than $75,000,000.
SECTION 3.
Reaffirmation of VFN Repo Guaranty. The VFN Guarantor hereby (i) ratifies and affirms all of the terms, covenants, conditions and obligations of the VFN Repo Guaranty and (ii) acknowledges and agrees that such VFN Repo Guaranty is and shall continue to be in full force and effect.

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SECTION 4.
Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt of this Amendment by the Administrative Agent on behalf of the Buyers, executed and delivered by the duly authorized officers of the Administrative Agent, the Buyers, the Seller and the VFN Guarantor.
SECTION 5.
Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Article III of the Series 2017-VF1 Repurchase Agreement.
SECTION 6.
Limited Effect. Except as expressly amended and modified by this Amendment, the Series 2017-VF1 Repurchase Agreement and the Pricing Side Letter shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 7.
Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.
SECTION 8.
Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 9.
GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE STATUTES OF LIMITATIONS AND OTHER PROCEDURAL LAWS THEREOF (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES FOLLOW.]

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EXHIBIT 10.3

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent

By: Atlas Securitized Products GP, LLC, its general partner

By: /s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Authorized Signatory

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NEXERA HOLDING LLC, as a Buyer

By: /s/ Steve Abreu
Name: Steve Abreu
Title: CEO

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CITIBANK, N.A., as a Buyer

By: /s/ Arunthathi Theivakumaran
Name: Arunthathi Theivakumaran
Title: Vice President

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PENNYMAC CORP., as Seller

By: /s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as VFN Guarantor

By: /s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

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